Exhibit 99.1

BankAtlantic Bancorp Reports Earnings
For The Fourth Quarter and Full Year 2004

Record 2004 Income From Continuing Operations — An Increase of 83%
2004 Diluted Earnings Per Share Increased 79%
Fourth Quarter Income From Continuing Operations Increased 122%
Fourth Quarter Diluted Earnings Per Share Increased 125%

FORT LAUDERDALE, Florida – January 25, 2005 — BankAtlantic Bancorp, Inc. (NYSE: BBX), the parent company of BankAtlantic and Ryan Beck & Co., today reported income from continuing operations increased to a record $70.8 million, or $1.11 per diluted share for the year ended December 31, 2004, from $38.6 million, or $0.62 per diluted share, reported in 2003. For the fourth quarter, income from continuing operations more than doubled to $17.3 million, or $0.27 per diluted share, compared to $7.8 million, or $0.12 per diluted share, reported for the corresponding period in 2003. All 2004 results are subject to completion of the 2004 audit and the audit will be subject to the assessment regarding internal controls required by Section 404 of the Sarbanes-Oxley legislation. Operating earnings for the year, excluding a litigation settlement and debt repayment charges, were $1.00 per share on a diluted basis, up 33% from $0.75 recorded in 2003.

     Chairman of the Board and Chief Executive Officer Alan B. Levan commented, “Across the entire organization, BankAtlantic Bancorp performed exceptionally well in 2004. At BankAtlantic, growth in low cost deposits continued at the high levels we have been experiencing since the inception of our ‘Florida’s Most Convenient Bank’ initiative. Credit quality remained high. We are pleased with the improvement in BankAtlantic’s net interest margin during the fourth quarter and throughout 2004. Year-over-year, the net interest margin improved 51 basis points (bps) to 3.79%, and in the fourth quarter it improved 52 bps, to a record high of 3.91%. Finally, Ryan Beck & Co. reported record net income from continuing operations of $17.5 million, an increase of 81% over the record results it recorded in 2003, continuing its pattern of exceptional results in each of the two most recent years.

     “As disclosed previously, we are correcting deficiencies in our compliance with the USA Patriot Act, anti-money laundering laws and the Bank Secrecy Act, and we are fully cooperating with our regulators and other federal agencies concerning those deficiencies. We have incurred substantial costs to improve our compliance systems and procedures, including costs associated with engaging attorneys and compliance consultants, acquiring new software and hiring additional compliance staff. Compliance costs in 2004 were approximately $5.0 million, with $2.0 million and $3.0 million incurred in the third and fourth quarters, respectively. These compliance-related costs were primarily one-time and are not expected to recur at these levels in 2005. However, 2005 on-going costs will be higher than our previous run-rate by an estimated $2.0 — $2.5 million annually. We cannot predict whether or to what extent monetary or other penalties will be imposed upon us by our regulators or other federal agencies relating to these compliance deficiencies, or whether these compliance issues will impact our ability to obtain regulatory approvals necessary to proceed with certain aspects of our business plan, including our branch expansion plans.

Additional accomplishments and highlights include:

“BankAtlantic’s landmark ‘Florida’s Most Convenient Bank’ initiative continues to drive impressive growth in new customer generation. Despite the after-effects of an unprecedented hurricane season, BankAtlantic experienced significant growth in new checking and savings account openings. Since January 2002, BankAtlantic has opened nearly 410,000 new checking and savings accounts, including nearly 40,000 in the fourth quarter of 2004. The consistent growth in core deposits continues at a rate that exceeds our initial goals and reinforces our belief that customers desire the unparalleled convenience offered by BankAtlantic.

     “Balances in low cost deposits increased 31% over the fourth quarter of 2003, to a total of $1.8 billion at quarter-end. At December 31, 2001, immediately preceding the initiation of the ’Florida’s Most Convenient Bank’ program, BankAtlantic had $602 million in low cost deposits. Non-interest bearing demand deposits now constitute 26% of deposit funding, up from 21% a year ago, and 13% before initiation of the program.

Following is the comparative data of Total Bank Period-end Balances:

Total Bank
Period-end Balances

Annual, Year-over-Year
(In Millions)

	2002	2003	Change
Checking (DDA/NOW)	$862.7	$1,179.2	+ 36.7%
Savings	$163.6	$209.0	+ 27.8%
Total	$1,026.3	$1,388.2	+ 35.3%

Annual, Year-over-Year
(In Millions)

	2003	2004	Change
Checking (DDA/NOW)	$1,179.2	$1,549.1	+ 31.4%
Savings	$209.0	$270.0	+ 29.2%
Total	$1,388.2	$1,819.1	+ 31.0%

Annual, Year-over-Year Adjusted for the estimated impact of Hurricane related slowdown in the Third Quarter(1)
(In Millions)

		2004 Estimated
		Based
		on Hurricane	Assumed
	2003	Assumptions(1)	Change(1)
Checking (DDA/NOW)	$1,179.2	$1,626.4	+ 37.9%
Savings	$209.0	$270.6	+ 29.5%
Total	$1,388.2	$1,897.0	+ 36.7%

(1) Assumes estimated additional deposit growth in the 3rd Quarter, 2004 of $77.9 million which we believe would have been generated but for Hurricane related slowdowns in New Account Openings during that period. Estimates are calculated based on the application of deposit growth trend lines from prior periods.

•	To view the accompanying graphs, click on Fourth Quarter, 2004 Graphs, or access the “Charts and Graphs” section at www.BankAtlanticBancorp.com, and click on the “Press Room” navigation link.

     “The continued improvement in net interest margin reflects the substantial growth in low cost deposits, restructuring of high cost FHLB advances in prior periods, and higher yields in the current quarter on interest sensitive assets resulting from increases in interest rates. While BankAtlantic could potentially realize further margin improvement in a rising interest rate environment, flattening of the yield curve could temper the impact of higher rates.

     “Credit quality remained strong in the fourth quarter, with the ratios of non-performing loans, non-performing assets, and net charge offs all improving. The ratio of non-performing loans to total loans declined to 0.17% from 0.29% at December 31, 2003, and 0.27% at September 30, 2004. Total non-performing loans were $7.9 million vs. $11.3 million at September 30, 2004 and $10.8 million at December 31, 2003. In 2004, the Bank had net recoveries of $5.5 million compared to net charge offs of $1.1 million for 2003. The ratio of the Allowance for Loan and Lease Losses (ALLL) to total loans declined to 1.00% from 1.24% at December 31, 2003. The lower ratio is primarily the result of the improvements in credit quality and the continuing liquidation of certain discontinued lending operations, which carried higher reserves.

     “During the fourth quarter of 2004, BankAtlantic launched two new initiatives to start the new year with a ‘WOW!’ In January, BankAtlantic began its new schedule of ‘midnight hours’ in selected branches throughout its footprint. The ‘midnight hours’ branches provide customers with full-service banking at times convenient to their busy schedules by being open 7 days a week from 7:30 a.m. to midnight. Additionally, BankAtlantic made its Online Banking & Bill Pay totally free for all small business and retail customers. With no additional fees and no restrictions on the number of payments, BankAtlantic’s Online Banking & Bill Pay makes account management and monthly bill paying both affordable and convenient. With the addition of ‘midnight hours’ branches and Totally Free Online Banking & Bill Pay, ‘Florida’s Most Convenient Bank’ continues to demonstrate its commitment of delivering unparalleled convenience to our customers.

“Ryan Beck & Co. delivered extremely solid results again in 2004. Net income from continuing operations grew 81% to a record $17.5 million. Operating revenues for the year rose to a record $243.2 million, a 10% increase from 2003. Return on average tangible equity from continuing operations increased to 22.03%, up from 16.38% for 2003.

     “The Financial Institutions Group announced or completed 28 transactions, and was ranked the top mutual-to-stock conversion advisor ranked by proceeds and the number four M&A advisor ranked by the number of deals. Moreover, Ryan Beck’s middle market investment banking group enjoyed a record year, serving as strategic/financial advisor in 13 non-bank transactions.

     “Ryan Beck’s Private Client Group experienced marked improvement in 2004. Fourth quarter revenues increased to $42.5 million and revenue for 2004 increased to $164.4 million. Recruiting efforts to increase the number of successful financial consultants proved extremely successful. A total of forty-three financial consultants joined the firm during 2004. Looking forward into the first quarter of 2005, the pipeline for new recruiting appears promising.

     “During the fourth quarter, Ryan Beck also launched a new proprietary unit investment trust (UIT), the Select Bank Merger Portfolio, 2004 Series. This portfolio was selected based on criteria its analysts believe should offer investors the potential for attractive risk-adjusted returns in a consolidating market. During 2004, Ryan Beck introduced three proprietary UIT’s with total client assets of more than $148 million at year-end.

     “As part of the firm’s continuing efforts to increase industry visibility, Ryan Beck’s CEO Ben Plotkin was elected to a three-year term as a member of the Board of Directors of the Securities Industry Association (SIA).”

Financial Highlights:
Fourth Quarter, 2004 Compared to Fourth Quarter, 2003
BankAtlantic Bancorp — consolidated results from continuing operations

•	Income from continuing operations of $17.3 million vs. $7.8 million, an increase of 122%. Excluding the effects of the cost of early redemption of debt in the 2003 quarter, operating income of $17.3 million compares to $13.6 million, an increase of 27%.

•	Diluted operating earnings per share of $0.27 vs. $0.22, an increase of 23%.

•	Operating return on tangible equity was 18.34% vs. 17.20%.

•	Book value per share rose to $7.81.

BankAtlantic:

•	Business segment operating income was $16.8 million vs. $13.6 million, an increase of 24%.

•	Return on average tangible assets was 1.22%.

•	Return on average tangible equity was 15.27%.

•	Non-interest income was $23.0 million vs. $16.9 million, an increase of 36%.

•	Non-interest expense grew to $51.7 million vs. $45.5 million, an increase of 14%.

Ryan Beck & Co.:

•	Business segment operating income decreased to $1.2 million vs. $4.0 million.

•	Return on average tangible equity was 5.96% vs. 22.85%.

•	Total operating revenues decreased to $55.9 million vs. $59.3 million.

•	Revenue from principal transactions was $24.9 million vs. $25.3 million.

•	Investment banking revenue decreased to $3.8 million vs. $7.3 million.

•	Commission income was essentially unchanged at $23.1 million vs. $23.0 million.

Year-End 2004 Compared to Year-End 2003
BankAtlantic Bancorp — consolidated results from continuing operations

•	Income from continuing operations was $70.8 million vs. $38.6 million. Excluding the effect of a litigation settlement and costs associated with the early redemption of debt, operating net income would have been $63.6 million vs. $46.8 million, an increase of 36%.

•	Diluted earnings per share from continuing operations were $1.11 vs. $0.62, an increase of 79%. Excluding the litigation settlement and debt redemption, operating earnings per share would have been $1.00 vs. $0.75, an increase of 33%.

•	Return from continuing operations on average tangible equity was 20.01% vs. 9.49%. Excluding the non-recurring items, the return on average tangible equity was 17.99% vs. 15.67%.

BankAtlantic:

•	Business segment net income of $48.5 million vs. $42.1 million. The year 2004 includes a $7.6 million after-tax expense related to the prepayment of “high cost” FHLB advances vs. $7.1 million in 2003. Excluding these expenses, operating income would have been $56.2 million vs. $49.2 million.

•	Return on average tangible assets was 0.98% vs. 0.86%. Excluding the prepayment expenses, the return on tangible assets was 1.14% for the current year.

•	Return on tangible equity was 11.47% vs. 10.91%. Excluding the prepayment expenses, the return on tangible equity was 13.27% for the current year.

•	Non-interest income was $85.7 million vs. $70.7 million, an increase of 21%.

•	Non-interest expense grew to $193.6 million vs. $161.6 million. Included in the current period is an $11.7 million expense associated with the prepayment of FHLB Advances vs. $10.9 million in 2003. Excluding the prepayment charges, expenses increased 21%.

Ryan Beck & Co.:

•	Business segment net income from continuing operations increased to $17.5 million vs. $9.6 million, an increase of 82%.

•	Return on average tangible equity from continuing operations was 22.03% vs. 16.38%.

•	Total operating revenue increased to $243.2 million vs. $221.4 million, an increase of 10%.

- — - — - — - — - — -

BankAtlantic Bancorp will host an investor and media teleconference call and webcast on Wednesday, January 26, 2005, at 11:00 a.m. Eastern Time.

Teleconference Call Information:

     To access the teleconference call in the U.S. and Canada, the toll free number to call is 1-800-968-8156. International calls may be placed to 706-634-5752. Domestic and international callers may reference PIN number 3223594.

     A replay of the conference call will be available beginning two hours after the call’s completion through 5:00 p.m. Eastern Time, Friday, February 25, 2005. To access the replay option in the U.S. and

Canada, the toll free number to call is 1-800-642-1687. International calls for the replay may be placed at 706-645-9291. The replay digital PIN number for both domestic and international calls is 3223594.

Webcast Information:

     Alternatively, individuals may listen to the live and/or archived webcast of the teleconference call. To listen to the live and/or archived webcast of the teleconference call, visit www.BankAtlanticBancorp.com, access the “Investor Relations” section and click on the “Webcast” navigation link. The archive of the teleconference call will be available through 5:00 p.m. Eastern Time, Friday, February 25, 2005.

     BankAtlantic Bancorp’s fourth quarter and full year, 2004, earnings results press release and financial summary, as well as the Supplemental Financials (a detailed summary of significant financial events and extensive business segment financial data), will be available on its website at: www.BankAtlanticBancorp.com.

•	To view the press release and financial summary, access the “Investor Relations” section and click on the “Quarterly Financials” navigation link.

•	To view the Supplemental Financials, access the “Investor Relations” section and click on the “Supplemental Financials” navigation link.

About BankAtlantic Bancorp:

BankAtlantic Bancorp (NYSE: BBX) is a diversified financial services holding company and the parent company of BankAtlantic and Ryan Beck & Co. Through these subsidiaries, BankAtlantic Bancorp provides a full line of products and services encompassing consumer and commercial banking, brokerage and investment banking.

About BankAtlantic:

BankAtlantic, “Florida’s Most Convenient Bank,” is one of the largest financial institutions headquartered in Florida and provides a comprehensive offering of banking services and products via its broad network of community branches throughout Florida and its online banking division — BankAtlantic.com. BankAtlantic has 74 branch locations and operates more than 200 conveniently located ATMs. BankAtlantic is open 7 days a week and offers holiday hours, extended weekday hours including a Miami-Dade branch open until midnight, free online banking, Totally Free Change Exchange coin counters, 24/7 call center service and free retail and business checking with a free gift.

About Ryan Beck & Co.:

Founded in 1946, Ryan Beck & Co., Inc. provides financial advice and innovative solutions to individuals, institutions and corporate clients through the activities of approximately 1,100 employees in 39 offices located in 14 states. For individual investors, the firm’s Private Client Group provides a full range of financial services, including investment consulting, retirement plans, insurance and investment advisory services. Institutional clients benefit from the market making, underwriting and distribution activities of the firm’s experienced Capital Markets Group, which encompasses equity and fixed income trading, fixed income products, institutional sales and research. Through its Investment Banking Groups, Ryan Beck provides assistance in the capital formation process and financial advisory services to corporate clients, primarily financial institutions and middle market companies.

For further information, please visit our websites:
www.BankAtlanticBancorp.com
www.BankAtlantic.com
www.RyanBeck.com

* To receive future BankAtlantic Bancorp news releases or announcements directly via Email, please click on the Email Broadcast Sign Up button on our website: www.BankAtlanticBancorp.com.

BankAtlantic Bancorp Contact Info:
Investor Relations & Corporate Communications:
Donna Rouzeau, Assistant Vice President
Phone: (954) 760-5317, Fax: (954) 760-5415
Email: CorpComm@BankAtlanticBancorp.com
Investor Relations:
Leo Hinkley, Senior Vice President
Phone: (954) 760-5317, Fax: (954) 760-5415
Email: InvestorRelations@BankAtlanticBancorp.com.

Mailing Address: BankAtlantic Bancorp, Investor Relations, 1750 East Sunrise Blvd., Fort Lauderdale, FL 33304

BankAtlantic, “Florida’s Most Convenient Bank,” Contact Info:
Public Relations:
Hattie Harvey, Vice President, Public Relations
Telephone: (954) 760-5383, Fax: (954) 760-5388, Email: hharvey@BankAtlantic.com.
Public Relations for BankAtlantic:
Boardroom Communications
Caren Berg
Phone: (954) 370-8999, Fax: (954) 370-8892, Email: caren@boardroompr.com

# # #

     Except for historical information contained herein, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. When used in this press release and in any documents incorporated by reference herein, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify certain of such forward-looking statements. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of BankAtlantic Bancorp, Inc. (“the Company”) and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company’s control. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, products and services; credit risks and loan losses, and the related sufficiency of the allowance for loan losses; changes in interest rates and the effects of, and changes in, trade, monetary and fiscal policies and laws including their impact on the banks net interest margin; adverse conditions in the stock market, the public debt market and other capital markets and the impact of such conditions on our activities and the value of our assets; BankAtlantic’s seven-day banking initiative and other growth initiatives not being successful or producing results which do not justify their costs; the impact of periodic testing of goodwill and other intangible assets for impairment; achieving the benefits of the prepayment of the Federal Home Loan Bank advances; as well as the costs related to the correction of compliance deficiencies associated with the USA Patriot Act, anti-money laundering laws and the Bank Secrecy Act, and whether or to what extent monetary or other penalties relating to these compliance deficiencies will be imposed on the Company by regulators or other federal agencies. Estimates and new account opening assumptions are based largely on the application of deposit growth trend lines from prior periods and conjecture relating to the impact of hurricanes which affected Florida during the period. The results or performance derived or implied, directly or indirectly from the estimates and assumptions, are based on our beliefs and may not be accurate. Past performance, actual or estimated new account openings and growth rates, may not be indicative of future results. Further, this press release contains forward-looking statements with respect to Ryan Beck & Co., which are subject to a number of risks and uncertainties including but not limited to the risks and uncertainties associated with its operations, products and services, changes in economic or regulatory policies, its ability to recruit and retain financial consultants, the volatility of the stock market and fixed income markets, as well as its revenue mix, the success of new lines of business; and additional risks and uncertainties that are subject to change and may be outside of Ryan Beck’s control. In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by the Company with the Securities and Exchange Commission. The Company cautions that the foregoing factors are not exclusive.

BankAtlantic Bancorp, Inc. and Subsidiaries
Summary of Selected Financial Data (unaudited)

		For The Three Months Ended					For the Years Ended
(in thousands except share data and ratios)		12/31/2004	9/30/2004	6/30/2004	3/31/2004	12/31/2003	12/31/2004	12/31/2003
Earnings:
Net income (GAAP basis)		$17,293	14,691	18,260	20,524	17,642	70,768	67,717
Income from continuing operations (GAAP basis)	(note 1)	$17,293	14,691	18,260	20,524	7,826	70,768	38,597
Operating net income	(note 2)	$17,293	14,691	18,260	13,371	13,582	63,615	46,750

Average Common Shares Outstanding:
Basic		59,826,903	59,687,354	59,343,940	59,257,270	58,891,273	59,525,532	58,509,894
Diluted		63,155,527	63,109,757	62,807,683	63,193,034	61,852,217	63,056,435	62,354,430

Key Performance Ratios (GAAP basis):
Basic earnings per share		$0.29	0.25	0.31	0.35	0.30	1.19	1.16
Diluted earnings per share *		$0.27	0.23	0.29	0.32	0.28	1.11	1.08
Basic earnings per share from continuing operations		$0.29	0.25	0.31	0.35	0.13	1.19	0.66
Diluted earnings per share from continuing operations *		$0.27	0.23	0.29	0.32	0.12	1.11	0.62
Return on average tangible assets from cont ops	(note 3)%	1.19	1.09	1.48	1.75	0.61	1.36	0.71
Return on average tangible equity from cont ops	(note 3)%	18.34	16.18	21.18	24.97	7.23	20.01	9.49

Key Performance Ratios (Operating basis):
Basic earnings per share		$0.29	0.25	0.31	0.23	0.23	1.07	0.80
Diluted earnings per share *		$0.27	0.23	0.29	0.21	0.22	1.00	0.75
Return on average tangible assets	(note 3,4)%	1.19	1.09	1.48	1.14	1.14	1.22	0.92
Return on average tangible equity	(note 3,4)%	18.34	16.18	21.18	16.27	17.20	17.99	15.67

* Diluted earnings per share calculation adds back (deducts):
Interest expense net of tax on convertible securities, if dilutive		$—	—	—	—	—	—	569
Subsidiaries stock options, if dilutive		$(51)	(152)	(273)	(192)	(104)	(668)	(251)

Average Balance Sheet Data:
Assets		$5,876,726	5,477,966	5,022,805	4,791,753	5,221,228	5,294,423	5,522,121
Tangible assets	(note 3)	$5,789,562	5,390,375	4,934,771	4,703,305	5,132,341	5,206,616	5,431,901
Tangible assets excluding Levitt	(note 3)	$5,789,562	5,390,375	4,934,771	4,703,305	4,751,321	5,206,616	5,090,898
Loans		$4,359,145	4,031,782	3,777,452	3,730,782	3,698,377	3,975,997	3,814,857
Investments		$1,075,602	1,017,614	818,812	668,269	773,271	895,907	972,389
Deposits and escrows		$3,370,960	3,283,134	3,205,328	3,064,750	3,032,170	3,231,568	2,940,624
Stockholders’ equity		$468,087	451,824	435,852	423,482	521,393	444,901	492,500
Tangible stockholders’ equity	(note 3)	$377,267	363,168	344,832	328,714	433,103	353,593	406,837
Tangible stockholders’ equity excluding Levitt	(note 3)	$377,267	363,168	344,832	328,714	315,808	353,593	298,367

Notes:

(1)	GAAP basis income from continuing operations is defined as income from continuing operations in accordance with generally accepted accounting principles.

(2)	Operating net income is defined as GAAP income from continuing operations adjusted for revenue from a litigation settlement and costs associated with debt redemptions, net of tax.

(3)	Average tangible assets is defined as average total assets less average goodwill and core deposit intangibles. Average tangible equity is defined as average total stockholders’ equity less average goodwill, core deposit intangibles and other comprehensive income.

(4)	Return on average tangible assets and equity are calculated excluding for comparability the assets and equity of Levitt Corporation, which was spun-off to the Company’s shareholders on December 31, 2003.

**	Operating net income is not prepared in accordance with GAAP and this non-GAAP financial measure should not be construed as being superior to GAAP.

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (unaudited)

(In thousands, except share data)	12/31/2004	12/31/2003
ASSETS
Cash and due from depository institutions	$118,967	119,882
Short term investments	16,093	—
Securities available for sale (at fair value)	747,160	358,511
Securities owned (at fair value)	125,443	124,565
Investment securities and tax certificates (approximate fair value: $306,435 and $192,706)	307,438	192,706
Loans receivable, net of allowance for loan losses of $46,010 and $45,595	4,599,048	3,686,153
Federal Home Loan Bank stock, at cost which approximates fair value	78,619	40,325
Accrued interest receivable	35,982	27,866
Real estate held for development and sale	27,692	21,803
Investments and advances in unconsolidated subsidiaries	7,910	7,910
Office properties and equipment, net	129,790	93,577
Deferred tax asset, net	20,269	22,999
Goodwill	76,674	76,674
Core deposit intangible asset	10,270	11,985
Due from clearing agent	16,619	—
Other assets	38,803	46,593

Total assets	$6,356,777	4,831,549

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits
Interest free checking	$890,398	645,036
NOW accounts	658,137	533,888
Savings accounts	270,001	208,966
Insured money fund savings	875,422	865,590
Certificate accounts	763,244	804,662

Total deposits	3,457,202	3,058,142
Advances from FHLB	1,544,497	782,205
Securities sold under agreements to repurchase	296,643	138,809
Federal funds purchased	105,000	—
Subordinated debentures, notes and bonds payable	37,741	36,595
Junior subordinated debentures	263,266	263,266
Securities sold not yet purchased	39,462	37,813
Due to clearing agent	—	8,583
Other liabilities	143,701	92,684

Total liabilities	5,887,512	4,418,097

Stockholders’ equity:
Preferred stock, $.01 par value, 10,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $.01 par value, authorized 80,000,000 shares; issued and outstanding 55,214,225 and 54,396,824 shares	552	544
Class B common stock, $.01 par value, authorized 45,000,000 shares; issued and outstanding 4,876,124 and 4,876,124 shares	49	49
Additional paid-in capital	259,702	259,770
Unearned compensation — restricted stock grants	(1,001)	(1,178)
Retained earnings	210,955	148,311

Total stockholders’ equity before accumulated other comprehensive income	470,257	407,496
Accumulated other comprehensive income (loss)	(992)	5,956

Total stockholders’ equity	469,265	413,452

Total liabilities and stockholders’ equity	$6,356,777	4,831,549

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)

	For The Three Months Ended					For the Years Ended
(in thousands)	12/31/2004	9/30/2004	6/30/2004	3/31/2004	12/31/2003	12/31/2004	12/31/2003
INTEREST INCOME:
Interest and fees on loans and leases	$60,088	52,661	48,034	48,936	49,647	209,719	207,446
Interest on securities available for sale	4,905	4,974	4,584	3,620	3,372	18,083	24,313
Interest on tax exempt securities	2,076	1,329	610	33	—	4,048	—
Interest and dividends on investments and securities owned	7,377	7,409	6,879	7,040	7,833	28,705	30,090

Total interest income	74,446	66,373	60,107	59,629	60,852	260,555	261,849

INTEREST EXPENSE:
Interest on deposits	7,534	7,060	6,788	6,973	7,504	28,355	36,189
Interest on advances from FHLB	11,458	9,364	7,769	9,098	11,667	37,689	57,299
Interest on short-term borrowed funds	1,356	953	632	250	289	3,191	2,914
Interest on long-term debt	5,112	5,034	4,912	4,827	5,399	19,885	18,008
Capitalized interest on real estate developments	(390)	(355)	(346)	(307)	(312)	(1,398)	(1,193)

Total interest expense	25,070	22,056	19,755	20,841	24,547	87,722	113,217

NET INTEREST INCOME	49,376	44,317	40,352	38,788	36,305	172,833	148,632
Provision (recovery) for loan losses	(4,004)	1,717	(1,963)	(859)	(1,811)	(5,109)	(547)

NET INTEREST INCOME AFTER PROVISION	53,380	42,600	42,315	39,647	38,116	177,942	149,179

NON-INTEREST INCOME:
Service charges on deposits	13,637	13,493	13,028	11,277	11,481	51,435	40,569
Other service charges and fees	6,733	5,819	6,431	4,637	4,704	23,620	19,318
Broker/dealer revenue and other commissions	51,787	51,792	61,925	62,445	55,566	227,949	207,788
Securities activities, net	3,653	2	3	72	(1,582)	3,730	(1,553)
Litigation settlement	—	—	—	22,840	—	22,840	—
Gain on sales of loans	152	86	116	129	108	483	122
Income from real estate operations	517	900	683	305	354	2,405	5,642
Income from unconsolidated subsidiaries	126	123	118	118	119	485	425
Other	3,300	2,959	3,041	2,542	2,492	11,842	9,403

Total non-interest income	79,905	75,174	85,345	104,365	73,242	344,789	281,714

NON-INTEREST EXPENSES:
Employee compensation and benefits	65,354	58,992	63,538	67,180	56,795	255,064	226,940
Occupancy and equipment	14,753	11,782	11,236	10,375	10,522	48,146	40,036
Advertising and promotion	5,955	4,757	5,630	4,694	3,110	21,036	12,724
Professional fees	6,398	4,356	2,610	2,737	5,243	16,101	16,311
Communications	3,301	3,182	2,916	3,128	2,917	12,527	13,783
Floor broker and clearing fees	2,452	2,143	2,438	2,802	2,506	9,835	9,227
Cost associated with debt redemption	—	—	—	11,741	8,855	11,741	12,543
Other	9,307	9,405	9,534	9,357	7,391	37,603	37,308

Total non-interest expenses	107,520	94,617	97,902	112,014	97,339	412,053	368,872

Income from continuing operations before income taxes	25,765	23,157	29,758	31,998	14,019	110,678	62,021
Provision for income taxes	8,472	8,466	11,498	11,474	6,193	39,910	23,424

Income from continuing operations	17,293	14,691	18,260	20,524	7,826	70,768	38,597
Discontinued operations, net of tax *	—	—	—	—	9,816	—	29,120

GAAP net income (note 1)	$17,293	14,691	18,260	20,524	17,642	70,768	67,717

Reconciliation of Operating and GAAP Income from continuing operations
GAAP income from continuing operations	$17,293	14,691	18,260	20,524	7,826	70,768	38,597
Costs associated with debt redemption	—	—	—	7,632	5,756	7,632	8,153
Litigation settlement	—	—	—	(14,785)	—	(14,785)	—

Operating net income (note 2)	$17,293	14,691	18,260	13,371	13,582	63,615	46,750

     • Primarily Levitt Corporation.

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Average Balance Sheet (unaudited)

	For the three months ended
(in thousands except percentages and per share data)	12/31/2004	9/30/2004	6/30/2004	3/31/2004	12/31/2003
Gross loans:
Residential real estate	$1,812,018	1,583,353	1,386,482	1,326,061	1,403,686
Commercial real estate	1,743,952	1,670,928	1,650,763	1,701,012	1,660,004
Consumer	467,716	438,205	403,824	374,222	341,246
Lease financing	8,219	9,738	11,526	13,642	16,293
Commercial business	136,391	142,022	142,686	141,955	111,705
Small business	190,849	187,536	182,171	173,890	165,443

Total Loans	4,359,145	4,031,782	3,777,452	3,730,782	3,698,377
Investments — taxable	823,903	845,286	745,854	664,907	773,271
Investments — tax exempt	251,699	172,328	72,958	3,362	—

Total interest earning assets	5,434,747	5,049,396	4,596,264	4,399,051	4,471,648
Goodwill and core deposit intangibles	87,164	87,591	88,034	88,448	88,887
Other non-interest earning assets	354,815	340,979	338,507	304,254	660,693

Total assets	$5,876,726	5,477,966	5,022,805	4,791,753	5,221,228

Tangible assets (note 3)	$5,789,562	5,390,375	4,934,771	4,703,305	5,132,341

Deposits:
Savings	$262,549	250,286	242,506	220,005	205,564
NOW	622,308	590,787	586,259	543,619	507,876
Money funds	903,602	931,596	912,065	866,767	879,095
Certificates of deposit	736,704	718,826	709,523	769,949	815,454

Total interest bearing deposits	2,525,163	2,491,495	2,450,353	2,400,340	2,407,989
Short-term borrowed funds	266,840	283,011	269,423	128,130	131,095
FHLB advances	1,339,051	1,036,651	696,661	760,973	937,888
Long-term debt	299,741	299,596	299,931	299,878	413,154

Total interest bearing liabilities	4,430,795	4,110,753	3,716,368	3,589,321	3,890,126
Non-interest bearing deposits	845,797	791,639	754,975	664,410	624,181
Non-interest bearing other liabilities	132,047	123,750	115,610	114,540	185,528

Total liabilities	5,408,639	5,026,142	4,586,953	4,368,271	4,699,835

Stockholders’ equity	468,087	451,824	435,852	423,482	521,393

Total liabilities and stockholders’ equity	$5,876,726	5,477,966	5,022,805	4,791,753	5,221,228

Other comprehensive income (loss) in stockholders’ equity	$3,656	1,065	2,986	6,320	(597)

Tangible stockholders’ equity (note 3)	$377,267	363,168	344,832	328,714	433,103

Period End
Total loans, net	$4,599,048	4,176,571	3,899,099	3,674,173	3,686,153
Total assets	6,356,777	5,678,612	5,428,378	4,750,483	4,831,549
Total stockholders’ equity	469,265	459,489	440,334	429,577	413,452
Common shares outstanding	60,090,349	59,874,084	59,779,407	59,207,954	59,272,948
Cash dividends	2,103,164	2,095,600	1,972,775	1,953,863	1,956,008
Common stock cash dividends per share	0.035	0.035	0.033	0.033	0.033
Closing stock price (1)	19.90	18.32	18.45	16.96	14.02
High stock price for the quarter (1)	20.08	19.25	18.53	19.00	14.58
Low stock price for the quarter (1)	16.06	17.40	14.37	13.70	10.44
Book value per share — historical	7.81	7.67	7.37	7.26	6.98

(1) adjusted to reflect the Levitt spin-off.

Bank Operations Business Segment
Condensed Statements of Operations (Unaudited)

	For the Three Months Ended					For the Years Ended
(In thousands)	12/31/2004	9/30/2004	6/30/2004	3/31/2004	12/31/2003	12/31/2004	12/31/2003
Net interest income	$50,339	45,380	41,344	39,795	37,326	176,858	154,100
Provision (recovery) for loan losses	(4,004)	1,717	(1,963)	(859)	(1,811)	(5,109)	(547)

Net Interest income after provision for loan losses	54,343	43,663	43,307	40,654	39,137	181,967	154,647

Non-interest income
Service charges on deposits	13,637	13,493	13,028	11,277	11,481	51,435	40,569
Other service charges and fees	6,733	5,819	6,431	4,637	4,704	23,620	19,318
Securities gains (losses)	40	—	—	(3)	(1,582)	37	(1,957)
Gain on sales of loans	152	86	116	129	108	483	122
Income from real estate operations	517	900	683	305	354	2,405	5,642
Other non-interest income	1,924	2,034	1,911	1,875	1,858	7,744	6,992

Total non-interest income	23,003	22,332	22,169	18,220	16,923	85,724	70,686

Non-interest expense
Employee compensation and benefits	25,136	23,128	22,498	22,392	20,171	93,154	79,492
Occupancy and equipment	9,658	8,100	7,809	7,146	7,092	32,713	27,329
Advertising	5,087	3,301	4,161	3,463	2,517	16,012	9,434
Professional fees	4,366	3,312	807	1,258	1,129	9,743	4,390
Cost associated with debt redemption	—	—	—	11,741	8,855	11,741	10,895
Other	7,417	7,689	7,658	7,495	5,702	30,259	30,075

Total non-interest expense	51,664	45,530	42,933	53,495	45,466	193,622	161,615

Income from bank operations business segment before income taxes	25,682	20,465	22,543	5,379	10,594	74,069	63,718
Provision for income taxes	8,870	6,866	8,134	1,659	2,780	25,529	21,589

Net income from bank operations business segment	$16,812	13,599	14,409	3,720	7,814	48,540	42,129

Reconciliation of Operating and business segment net income
Business segment income	$16,812	13,599	14,409	3,720	7,814	48,540	42,129
Cost associated with debt redemption	—	—	—	7,632	5,756	7,632	7,082

Operating net income	$16,812	13,599	14,409	11,352	13,570	56,172	49,211

Bank Operations Business Segment
Condensed Statements of Condition and Statistics (Unaudited)

	For the Three Months Ended					For the Years Ended
(in thousands except percentages and per share data)	12/31/2004	9/30/2004	6/30/2004	3/31/2004	12/31/2003	12/31/2004	12/31/2003
Statistics:
Average total interest earning assets	$5,225,840	4,843,628	4,422,181	4,220,559	4,381,497	4,680,006	4,662,820
Average total interest bearing liabilities	$4,172,665	3,851,388	3,483,903	3,347,890	3,554,854	3,715,591	3,905,383
GAAP efficiency ratio	70.44%	67.24	67.60	92.21	83.81	73.74	71.90
GAAP return on average assets	1.21%	1.05	1.21	0.33	0.66	0.97	0.84
GAAP return on average equity	12.96%	10.76	11.72	3.00	6.42	9.64	8.87
Operating efficiency ratio (1)	70.44%	67.24	67.60	71.97	67.49	69.27	67.05
Operating return on average assets (1)	1.21%	1.05	1.21	1.00	1.15	1.12	0.99
Operating return on average equity (1)	12.96%	10.76	11.72	9.15	11.15	11.16	10.36
Net interest margin	3.91%	3.78	3.73	3.73	3.39	3.79	3.28
Yield on earning assets	5.50%	5.25	5.16	5.34	5.20	5.32	5.39
Cost of interest-bearing liabilitie	1.99%	1.85	1.82	2.02	2.24	1.92	2.52
Interest spread	3.51%	3.40	3.34	3.32	2.96	3.40	2.87

(1) Ratios have been adjusted to exclude costs associated with debt redemptions.

Condensed Statements of Financial Condition (Unaudited)

	As of
(In thousands)	12/31/2004	9/30/2004	6/30/2004	3/31/2004	12/31/2003
ASSETS
Loans receivable	$4,554,952	4,132,133	3,852,549	3,621,787	3,630,682
Held to maturity securities	378,912	215,420	236,400	167,615	231,231
Available for sale securities	700,642	648,043	639,581	338,639	339,362
Goodwill	70,489	70,489	70,489	70,489	70,489
Core deposit intangible asset	10,270	10,695	11,121	11,546	11,985
Other assets	329,723	308,894	312,583	284,703	283,101

Total assets	$6,044,988	5,385,674	5,122,723	4,494,779	4,566,850

LIABILITIES AND STOCKHOLDER’S EQUITY
Deposits
Interest free checking	$890,919	782,677	787,945	748,533	645,325
NOW accounts	658,137	590,051	584,658	567,498	533,888
Savings accounts	270,001	252,408	251,218	233,832	208,966

Total low costs deposits	1,819,057	1,625,136	1,623,821	1,549,863	1,388,179
Insured money fund savings	875,422	893,315	906,865	870,447	865,590
Certificate accounts	763,244	724,601	719,545	723,256	804,662

Total deposits	3,457,723	3,243,052	3,250,231	3,143,566	3,058,431
Advances from Federal Home Loan Bank	1,544,497	1,249,112	883,727	591,466	782,205
Short term borrowings	407,841	293,562	401,459	191,469	161,597
Long term debt	37,641	36,680	36,295	36,582	35,334
Other liabilities	80,410	52,749	55,020	42,243	39,427

Total liabilities	5,528,112	4,875,155	4,626,732	4,005,326	4,076,994
Stockholder’s equity	516,876	510,519	495,991	489,453	489,856

Total liabilities and stockholder’s equity	$6,044,988	5,385,674	5,122,723	4,494,779	4,566,850

Bank Operations Business Segment
Average Balance Sheet — Yield / Rate Analysis

	For the Three Months Ended
	December 31, 2004				December 31, 2003
	Average	Revenue/		Yield/	Average	Revenue/	Yield/
(in thousands)	Balance	Expense		Rate	Balance	Expense	Rate
Loans:
Residential real estate	$1,812,018	22,400		4.94%	$1,403,686	16,206	4.62%
Commercial real estate	1,737,518	26,483		6.10	1,687,645	23,916	5.67
Consumer	467,716	5,384		4.60	341,246	3,641	4.27
Lease financing	8,219	192		9.34	16,293	471	11.56
Commercial business	98,391	1,698		6.90	111,232	1,547	5.56
Small business	190,849	3,438		7.21	165,443	3,062	7.40

Total loans	4,314,711	59,595		5.52	3,725,545	48,843	5.24
Investments — tax exempt	221,247	3,051	(1)	5.52	—	—	—
Investments — taxable	689,882	9,242		5.36	655,952	8,160	4.98

Total interest earning assets	5,225,840	71,888		5.50%	4,381,497	57,003	5.20%

Goodwill and core deposit intangibles	80,979				82,702
Other non-interest earning assets	266,665				236,647

Total Assets	$5,573,484				$4,700,846

Deposits:
Savings	$262,549	179		0.27%	$205,564	135	0.26%
NOW	622,308	582		0.37	507,875	465	0.36
Money funds	903,602	2,423		1.07	879,095	1,924	0.87
Certificate accounts	736,704	4,350		2.35	815,454	4,980	2.42

Total deposits	2,525,163	7,534		1.19	2,407,988	7,504	1.24

Short-term borrowed funds	272,075	1,379		2.02	163,277	328	0.80
Advances from FHLB	1,339,051	11,458		3.40	937,888	11,667	4.94
Long-term debt	36,376	500		5.47	35,701	490	5.45

Total interest bearing liabilities	4,172,665	20,871		1.99	3,544,854	19,989	2.24
Non-interest bearing deposits	846,528				624,662
Non-interest bearing other liabilities	35,214				44,489

Total Liabilities	5,054,407				4,214,005
Stockholder’s equity	519,077				486,841

Total liabilities and stockholder’s equity	$5,573,484				$4,700,846

Net interest income/ net interest spread		51,017		3.51%		37,014	2.96%

Tax equivalent adjustment		(1,068)				—
Capitalized interest from real estate operations		390				312

Net interest income		50,339				37,326

Margin
Interest income/interest earning assets				5.50%			5.20%
Interest expense/interest earning assets				1.59			1.81

Net interest margin (tax equivalent)				3.91%			3.39%

(1) The tax equivalent basis is computed using a 35% tax rate.

Bank Operations
Average Balance Sheet — Yield / Rate Analysis

	For the Years Ended
	December 31, 2004				December 31, 2003
	Average	Revenue/		Yield/	Average	Revenue/	Yield/
(in thousands)	Balance	Expense		Rate	Balance	Expense	Rate
Loans:
Residential real estate	$1,527,911	72,758		4.76%	$1,639,504	78,535	4.79%
Commercial real estate	1,683,068	96,585		5.74	1,610,707	94,193	5.85
Consumer	421,167	17,959		4.26	316,113	14,177	4.48
Lease financing	10,771	1,125		10.44	21,930	2,490	11.35
Commercial business	101,288	6,423		6.34	107,371	6,126	5.71
Small business	183,642	13,118		7.14	161,245	11,973	7.43

Total loans	3,927,847	207,968		5.29	3,856,870	207,494	5.38
Investments — tax exempt	110,748	5,988	(1)	5.41	—	—	—
Investments — taxable	641,411	34,995		5.46	805,950	43,907	5.45

Total interest earning assets	4,680,006	248,951		5.32%	4,662,820	251,401	5.39%

Goodwill and core deposit intangibles	81,622				83,541
Other non-interest earning assets	251,631				241,057

Total Assets	$5,013,259				$4,987,418

Deposits:
Savings	$243,906	652		0.27%	$190,506	856	0.45%
NOW	585,857	2,163		0.37	465,585	2,005	0.43
Money funds	903,585	8,698		0.96	850,162	9,137	1.07
Certificate accounts	733,717	16,842		2.30	882,736	24,191	2.74

Total deposits	2,467,065	28,355		1.15	2,388,989	36,189	1.51

Short-term borrowed funds	252,718	3,349		1.33	285,284	3,089	1.08
Advances from FHLB	959,588	37,689		3.93	1,195,653	57,299	4.79
Long-term debt	36,220	2,002		5.53	35,457	1,917	5.41

Total interest bearing liabilities	3,715,591	71,395		1.92	3,905,383	98,494	2.52
Non-interest bearing deposits	765,084				551,866
Non-interest bearing other liabilities	29,111				55,261

Total Liabilities	4,509,786				4,512,510
Stockholder’s equity	503,473				474,908

Total liabilities and stockholder’s equity	$5,013,259				$4,987,418

Net interest income/net interest spread		177,556		3.40%		152,907	2.87%

Tax equivalent adjustment		(2,096)				—
Capitalized interest from real estate operations		1,398				1,193

Net interest income		176,858				154,100

Margin
Interest income/interest earning assets				5.32%			5.39%
Interest expense/interest earning assets				1.53			2.11

Net interest margin				3.79%			3.28%

(1) The tax equivalent basis is computed using a 35% tax rate.

Bank Operations Business Segment
Allowance for Loan Loss and Credit Quality

(in thousands)	For the Three Months Ended					For the Years Ended
	12/31/2004	9/30/2004	6/30/2004	3/31/2004	12/31/2003	12/31/2004	12/31/2003
Allowance for Loan Losses

Beginning balance	$48,778	46,737	45,383	45,595	48,202	45,595	48,022

Charge-offs:
Residential real estate	(76)	(151)	(124)	(231)	(320)	(582)	(681)
Commercial real estate	(645)	—	—	—	—	(645)	—
Commercial business	(762)	(429)	(80)	(344)	(1,306)	(1,615)	(6,094)
Consumer	(71)	(174)	(285)	(248)	(1,085)	(778)	(2,240)
Small business	(233)	(144)	(35)	(44)	(321)	(456)	(2,708)
Syndication	—	—	—	—	—	—	—

Total charge-offs	(1,787)	(898)	(524)	(867)	(3,032)	(4,076)	(11,723)

Recoveries:
Residential real estate	190	53	217	26	184	486	726
Commercial real estate	2,000	1	2,050	1	—	4,052	3
Commercial business	259	454	828	559	466	2,100	2,319
Consumer	266	167	240	338	538	1,011	1,759
Small business	231	378	429	392	482	1,430	2,637
Syndication	77	169	77	198	566	521	3,133

Total recoveries	3,023	1,222	3,841	1,514	2,236	9,600	10,577

Net (charge-offs) recoveries	1,236	324	3,317	647	(796)	5,524	(1,146)

Provision (recovery) for loan losses	(4,004)	1,717	(1,963)	(859)	(1,811)	(5,109)	(547)
Adjustments to acquired loan losses	—	—	—	—	—	—	(734)

Ending allowance for loan losses	$46,010	48,778	46,737	45,383	45,595	46,010	45,595

Annualized net charge-offs (recoveries) to average loans	(0.11)%	(0.03)	(0.35)	(0.07)	0.09	(0.14)	0.03

	As of
	12/31/2004	9/30/2004	6/30/2004	3/31/2004	12/31/2003
Credit Quality
Nonaccrual loans	$7,903	11,352	12,711	11,724	10,803
Nonaccrual tax certificates	381	448	586	565	894
Real estate owned	692	1,059	1,321	1,667	2,422
Other repossessed assets	0	0	0	0	0

Total nonperforming assets	$8,976	12,859	14,618	13,956	14,119

Nonperforming assets to total loans and other assets	0.19%	0.30	0.36	0.37	0.36
Allowance for loan losses to total loan	1.00%	1.17	1.20	1.24	1.24

Ryan Beck & Co., Inc. Business Segment
Consolidated Statements of Operations and Statistics — Unaudited

	For the Three Months Ended					For the Years Ended
(in thousands)	12/31/2004	9/30/2004	6/30/2004	3/31/2004	12/31/2003	12/31/2004	12/31/2003
Revenues
Principal transactions	$24,925	19,393	21,654	24,443	25,288	90,415	95,519
Investment banking	3,753	13,835	18,026	12,631	7,318	48,245	27,728
Commissions	23,109	18,564	22,245	25,371	22,963	89,289	85,176
Interest, dividends and other	4,114	3,727	3,949	3,416	3,683	15,206	12,951

Total operating revenues	55,901	55,519	65,874	65,861	59,252	243,155	221,374

Operating expenses
Compensation, benefits	39,439	35,090	40,297	44,042	36,619	158,868	147,358
Professional fees	2,044	1,063	1,330	1,045	3,775	5,482	10,467
Communications	3,301	3,182	2,916	3,128	2,916	12,527	13,783
Occupancy and equipment	5,095	3,680	3,426	3,228	3,430	15,429	12,707
Floor broker and clearing fees	2,452	2,143	2,438	2,802	2,506	9,835	9,227
Interest and other	2,318	3,179	3,292	3,054	2,444	11,843	11,263

Total operating expenses	54,649	48,337	53,699	57,299	51,690	213,984	204,805

Income from Ryan Beck before income taxes	1,252	7,182	12,175	8,562	7,562	29,171	16,569
Provision for income taxes	11	3,082	5,161	3,434	3,559	11,688	6,924

Income from Ryan Beck’s continuing operations	1,241	4,100	7,014	5,128	4,003	17,483	9,645
Discontinued operations (GMS), net of tax	—	—	—	—	—	—	1,143

Net income from Ryan Beck business segment	$1,241	4,100	7,014	5,128	4,003	17,483	10,788

Statistics:
GAAP return on equity	5.50%	18.44	33.07	26.40	20.65	19.39	13.91
Continuing operations return on equity	5.50	18.44	33.07	26.40	20.65	19.39	12.44
Compensation as a percent of revenues	70.55	63.20	61.17	66.87	61.80	65.34	66.57
Commissions to total revenues	41.34	33.44	33.77	38.52	38.75	36.72	38.48
Principal transactions to total revenues	44.59	34.93	32.87	37.11	42.68	37.18	43.15
Investment banking revenue to total revenues	6.71	24.92	27.36	19.18	12.35	19.84	12.53

Condensed Statements of Financial Condition — Unaudited

	As of
(in thousands)	12/31/2004	9/30/2004	6/30/2004	3/31/2004	12/31/2003
ASSETS
Cash and cash equivalents	$3,674	4,225	4,000	4,888	5,538
Securities	125,443	111,944	120,953	122,114	124,565
Notes receivable — GMS	6,096	6,438	8,551	10,261	11,971
Property and equipment, net	7,472	7,748	6,762	4,749	3,713
Goodwill	6,184	6,184	6,184	6,184	6,184
Due from clearing agent	16,619	14,478	16,048	—	—
Other assets	28,129	24,441	25,809	28,051	26,703

Total assets	$193,617	175,458	188,307	176,247	178,674

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Securities sold not yet purchased	$39,462	31,760	51,321	34,250	37,813
Note payable	—	—	—	427	801
Due to clearing agent	—	—	—	18,328	8,583
Other liabilities	63,974	54,757	52,145	45,559	53,922

Total liabilities	103,436	86,517	103,466	98,564	101,119

Stockholder’s equity	90,181	88,941	84,841	77,683	77,555

Total liabilities and stockholder’s equity	$193,617	175,458	188,307	176,247	178,674

Parent Company Business Segment Activities
Condensed Statements of Operations — Unaudited

	For the Three Months Ended					For the Years Ended
(in thousands)	12/31/2004	9/30/2004	6/30/2004	3/31/2004	12/31/2003	12/31/2004	12/31/2003
Net interest (expense)	$(3,593)	(3,683)	(3,583)	(3,592)	(3,804)	(14,451)	(14,621)
Income from unconsolidated subsidiaries	126	123	118	118	119	485	425
Gains on sales of assets	3,613	2	3	75	—	3,693	404
Litigation settlement	—	—	—	22,840	—	22,840	—
Employee compensation and benefits	(778)	(774)	(743)	(747)	—	(3,042)	—
Cost associated with debt redemption	—	—	—	—	—	—	(1,648)
Other income (expense)	(536)	(160)	(755)	(637)	(455)	(2,088)	(2,826)

Income (loss) from parent company activities before income taxes	(1,168)	(4,492)	(4,960)	18,057	(4,140)	7,437	(18,266)
Provision (Benefit) for income taxes	(409)	(1,483)	(1,797)	6,381	(148)	2,692	(5,089)

Income (loss) from parent company activities from continuing operations	$(759)	(3,009)	(3,163)	11,676	(3,992)	4,745	(13,177)

Reconciliation of Operating and business segment income
Business segment income from continuing operations	$(759)	(3,009)	(3,163)	11,676	(3,992)	4,745	(13,177)
Litigation settlement	—	—	—	(14,785)	—	(14,785)	—
Cost associated with debt redemption	—	—	—	—	—	—	1,071

Operating loss	$(759)	(3,009)	(3,163)	(3,109)	(3,992)	(10,040)	(12,106)

Condensed Statements of Financial Condition — Unaudited

	As of
(in thousands)	12/31/2004	9/30/2004	6/30/2004	3/31/2004	12/31/2003
ASSETS
Cash	$9,131	10,643	10,850	48,841	22,765
Securities	64,656	62,324	61,812	21,826	20,949
Notes receivable from related parties	38,000	38,000	38,000	42,125	43,500
Investment in subsidiaries	607,061	599,462	580,834	567,139	567,411
Investment in unconsolidated subsidiaries	7,910	7,912	7,910	7,910	7,910
Other assets	8,918	7,937	7,154	7,821	16,953

Total assets	$735,676	726,278	706,560	695,662	679,488

LIABILITIES AND STOCKHOLDERS’ EQUITY
Subordinated debentures and notes payable	$263,366	263,366	263,366	263,366	263,366
Other liabilities	3,045	3,423	2,860	2,719	2,670

Total liabilities	266,411	266,789	266,226	266,085	266,036

Stockholders’ equity	469,265	459,489	440,334	429,577	413,452

Total liabilities and stockholders’ equity	$735,676	726,278	706,560	695,662	679,488